CONSENT OF JEREMY BARBERA

     I hereby consent to the use of my name in the Registration Statement on Form S-4 of Fusion Networks Holdings, Inc. and any amendment thereto, as the same appears therein under the caption "Management" with respect to my becoming a director of Fusion Networks Holdings, Inc.

February 24, 2000

                                                    /s/ Jeremy Barbera
                                                    ---------------------------
                                                    Jeremy Barbera